3003 Tasman Drive Santa Clara, CA  95054

For release at 1:00 P.M. (PST)	Contact:
February 17, 2004	Lisa Bertolet	Meghan O’Leary
	Investor Relations	Public Relations
	(408) 654-7282	(415) 512-4263

SILICON VALLEY BANCSHARES ANNOUNCES FINAL FOURTH QUARTER RESULTS

SANTA CLARA, Calif. February 17, 2004—On January 29, 2004, Silicon Valley Bancshares (NASDAQ: SIVB) announced preliminary results that excluded the impact of a Statement of Financial Accounting Standards (SFAS) No. 142 goodwill impairment test on its investment-banking subsidiary, Alliant Partners, which was in process at the time of the announcement.  Alliant Partners’ actual results of operations for the latter half of 2003 were substantially below the financial projections used as the basis for a valuation analysis performed as of June 30, 2003.  Additionally, the President and CEO of Alliant Partners stepped down, and the company is currently seeking his replacement.  Consequently, the company prepared revised projections of Alliant’s expected performance, which were used as the basis of the current impairment test.  This impairment test has now been completed and resulted in a $46.0 million pre-tax charge.  Net of tax, the charge was $27.7 million, or $0.76 per share on a fully diluted basis.  After reflecting the impact of this impairment of goodwill charge, the company realized a net loss of $(0.42) per diluted common share for the fourth quarter of 2003.  For the year 2003, pre-tax impairment of goodwill charges totaled $63.0 million.  Net of tax, the charges totaled $38.7 million, or $1.04 per diluted common share.  Condensed financial statements reflecting the impact of the impairment of goodwill charge are included as part of this release.

“While general accounting standards required us to reassess Alliant’s carrying value, its strategic value to Silicon Valley Bancshares is as compelling today as it was when we purchased it,” said Kenneth Wilcox, president and CEO of Silicon Valley Bancshares.

“Because of the unpredictability of the M&A market, we can’t forecast financial performance with certainty on a quarterly basis.  What we can do is continue to focus on closing the transactions in Alliant’s ever-growing pipeline and put our energy into ensuring its long-term contribution to the success of Silicon Valley Bancshares.”

Earnings Conference Call

On February 17, 2004, the company will host a conference call at 2:00 p.m. (PST) to discuss this announcement.  The conference call can be accessed by dialing (877) 630-8512 and referencing the passcode “Silicon Valley Bank.”  A live Webcast can be accessed at www.svb.com.  A digitized replay of this conference call will be available beginning at approximately 4:30 p.m. (PST), on Tuesday, February 17, 2004, through 5:00 p.m. (PST), on Thursday, March 18, 2004, by dialing (800) 337-6558.  A replay of the Webcast will also be available on www.svb.com beginning Tuesday, February 17, 2004.

About Silicon Valley Bancshares

For 20 years, Silicon Valley Bancshares, a financial holding company offering diversified financial services, has provided innovative solutions to help entrepreneurs succeed.  The company’s principal subsidiary, Silicon Valley Bank, serves emerging growth and mature companies in the technology and life sciences markets, as well as the private equity and premium wine industries.  Headquartered in Santa Clara, Calif., and with 26 offices across the country, the company offers clients commercial, investment, merchant and personal banking, as well as private equity and value-added services, using its knowledge and networks.  Merger, acquisition, private placement and corporate partnering services are provided through the company’s investment banking subsidiary, Alliant Partners. More information on the company can be found at www.svb.com.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS

CONDENSED STATEMENTS OF INCOME

	For the three months ended			For the twelve months ended
(Dollars in thousands, except per share amounts)	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Interest Income:
Loans	$36,360	$36,440	$38,881	$148,770	$156,240
Investment Securities:
Taxable	13,323	10,532	10,739	42,789	46,585
Non-Taxable	1,491	1,575	1,580	6,248	6,894
Federal Funds Sold and Securities
Purchased Under Agreement to Resell	1,367	1,204	778	4,530	2,865
Total Interest Income	52,541	49,751	51,978	202,337	212,584

Interest Expense
Deposits	2,047	2,196	3,321	9,083	16,229
Other Borrowings (1)	2,562	1,281	210	4,370	1,647
Total Interest Expense	4,609	3,477	3,531	13,453	17,876

Net Interest Income	47,932	46,274	48,447	188,884	194,708
Provision for Loan Losses	(3,320)	(7,449)	1,033	(6,223)	3,882
Net Interest Income After Provision for Loan Losses	51,252	53,723	47,414	195,107	190,826

Noninterest Income:
Client Investment Fees	5,832	5,793	6,843	23,991	30,671
Deposit Service Charges	3,514	3,567	2,289	13,202	9,072
Corporate Finance Fees	1,627	2,737	3,548	13,149	12,110
Letter of Credit and Foreign Exchange Income	2,806	3,419	3,519	12,856	15,225
Income from Client Warrants	2,997	1,518	411	7,528	1,661
Credit Card Fees	759	638	33	3,431	955
Investment (Losses) Gains	(1,175)	1,317	(3,164)	(8,402)	(9,825)
Other	2,409	2,351	2,361	9,305	7,989
Total Noninterest Income	18,769	21,340	15,840	75,060	67,858

Noninterest Expense:
Compensation and Benefits	28,917	32,472	24,173	122,093	105,168
Impairment of Goodwill	46,000	—	—	63,000	—
Net Occupancy	4,519	4,614	4,981	17,638	20,391
Professional Services	3,875	2,378	6,369	13,677	18,385
Furniture and Equipment	3,731	2,654	3,579	11,289	9,562
Business Development and Travel	2,906	1,874	2,498	8,692	8,426
Correspondent Bank Fees	1,134	1,075	767	4,343	2,835
Data Processing Services	879	926	1,378	4,288	4,360
Telephone	845	707	755	3,187	3,123
Tax Credit Fund Amortization	561	712	842	2,704	2,963
Postage and Supplies	795	590	937	2,601	3,190
Trust Preferred Securities Distributions (1)	—	—	325	594	2,230
Other	2,410	802	1,336	8,581	5,741
Total Noninterest Expense	96,572	48,804	47,940	262,687	186,374

Minority Interest in Net Losses of Consolidated Affiliates	1,438	7	2,230	7,689	7,767
(Loss) Income Before Income Taxes	(25,113)	26,266	17,544	15,169	80,077
Income Tax (Benefit) Expense	(9,819)	8,837	5,627	3,192	26,719
Net (Loss) Income	$(15,294)	$17,429	$11,917	$11,977	$53,358

(Loss) Earnings per Common Share	$(0.44)	$0.51	$0.29	$0.33	$1.21
(Loss) Earnings per Diluted Common Share	$(0.42)	$0.49	$0.28	$0.32	$1.18

Return on Average Assets (2)	(1.4)%	1.7%	1.2%	0.3%	1.4%
Return on Average Equity (2)	(13.2)%	16.0%	7.8%	2.4%	8.5%
Weighted Average Shares Outstanding	34,472,844	34,204,775	41,485,138	36,109,404	44,000,300
Weighted Average Diluted Shares Outstanding	36,596,331	35,347,674	42,213,958	37,320,632	45,079,524

(1)

Adoption of FIN No. 46 and SFAS No. 150 in the later half of 2003 resulted in a change of classification of Trust Preferred Securities distribution expense from noninterest expense to interest expense.

(2)	Quarterly ratios represent annualized net (loss) income divided by quarterly average assets/equity.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

	For the three months ended			For the twelve months ended
(Dollars in thousands)	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net (Loss) Income	$(15,294)	$17,429	$11,917	$11,977	$53,358

Other Comprehensive (Loss) Income, Net of Tax:
Change in Unrealized Gains (Losses) on Available-For-Sale Investments:
Unrealized Holding Gains	55	2,425	42	3,403	5,804
Reclassification Adjustment for Gains Included in Net Income	(1,825)	(1,007)	(279)	(5,944)	(1,107)
Other Comprehensive (Loss) Income, Net of Tax	(1,770)	1,418	(237)	(2,541)	4,697
Comprehensive (Loss) Income	$(17,064)	$18,847	$11,680	$9,436	$58,055

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(Dollars in thousands, except par value and per share amounts)	December 31, 2003	September 30, 2003	December 31, 2002

Assets:
Cash and Due from Banks	$252,521	$229,001	$239,927
Federal Funds Sold and Securities Purchased Under Agreement to Resell	542,475	476,949	202,662
Investment Securities	1,575,434	1,522,084	1,535,694
Loans:
Gross Loans	2,001,502	1,924,255	2,097,857
Unearned Income on Loans	(12,273)	(12,323)	(11,777)
Loans, Net of Unearned Income	1,989,229	1,911,932	2,086,080
Allowance for Loan Losses	(64,500)	(67,500)	(70,500)
Net Loans	1,924,729	1,844,432	2,015,580
Premises and Equipment	14,999	15,036	17,886
Goodwill	37,549	83,548	100,549
Accrued Interest Receivable and Other Assets	117,663	88,766	70,883
Total Assets	$4,465,370	$4,259,816	$4,183,181

Liabilities, Minority Interest and Stockholders’ Equity:
Liabilities:
Deposits:
Noninterest-Bearing Demand	$2,186,352	$1,875,684	$1,892,125
NOW	20,897	21,586	21,531
Money Market	1,080,559	1,113,983	933,255
Time	379,068	461,073	589,216
Total Deposits	3,666,876	3,472,326	3,436,127
Short-Term Borrowings	9,124	9,054	9,127
Other Liabilities	87,335	82,251	47,550
Long-Term Debt (1)	204,286	154,377	17,397
Company Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (Trust Preferred Securities) (1)	—	38,731	—
Total Liabilities	3,967,621	3,756,739	3,510,201

Company Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (Trust Preferred Securities) (1)	—	—	39,472
Minority Interest in Capital of Consolidated Affiliates	50,744	47,971	43,158
Stockholders’ Equity:
Common Stock, $0.001 Par Value	35	35	41
Additional Paid-In Capital	14,240	5,453	99,979
Retained Earnings	422,131	437,428	476,610
Unearned Compensation	(1,232)	(1,411)	(652)
Accumulated Other Comprehensive Income:
Net Unrealized Gains on Available-for-Sale Investments	11,831	13,601	14,372
Total Stockholders’ Equity	447,005	455,106	590,350
Total Liabilities, Minority Interest and Stockholders’ Equity	$4,465,370	$4,259,816	$4,183,181
Capital Ratios:
Total Risk-Based Capital Ratio	16.6%	16.7%	16.0%
Tier 1 Risk-Based Capital Ratio	11.9%	11.9%	14.8%
Tier 1 Leverage Ratio	10.3%	9.9%	13.9%
Average Stockholders’ Equity as a Percentage of Average Assets (2)	10.8%	10.5%	15.7%
Other Period End Statistics:
Book Value per Share	$12.76	$13.16	$14.55
Full-Time Equivalent Employees	969	957	1,019
Common Stock Outstanding	35,028,470	34,595,541	40,578,093

(1)

Contrary to prior practice, for periods ending after December 15, 2003, in accordance with the provision of FIN No. 46, the company will not consolidate a special purpose trust, which was formed for the purpose of issuing 7.0% Trust Preferred Securities. Therefore, as of December 31, 2003, the company’s junior subordinated debentures of $51.5 million issued to this special purpose trust were classified as long-term debt.

For periods ending prior to December 15, 2003, in accordance with the accounting rules in effect at that time, the company consolidated a special purpose trust, SVB Capital I, formed for the purpose of issuing $40.0 million in 8.25% Trust Preferred Securities. On December 1, 2003, the company redeemed the $40.0 of 8.25% Trust Preferred Securities.

(2)	Represents quarterly average balances for each respective period.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

AVERAGE BALANCES, RATES AND YIELDS

	For the three months ended December 31,
	2003			2002
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-Earning Assets:
Federal Funds Sold and Securities Purchased Under Agreement to Resell	$503,929	$1,367	1.1%	$172,542	$778	1.8%
Investment Securities:
Taxable	1,418,082	13,323	3.7	1,276,645	10,739	3.3
Non-Taxable (1)	136,606	2,294	6.7	145,359	2,431	6.6
Loans:
Commercial	1,506,103	33,049	8.7	1,562,489	35,174	8.9
Real Estate Construction and Term	90,915	1,323	5.8	102,432	1,713	6.6
Consumer and Other	185,748	1,988	4.2	174,372	1,994	4.5
Total Loans	1,782,766	36,360	8.1	1,839,293	38,881	8.4
Total Interest-Earning Assets	3,841,383	53,344	5.5	3,433,839	52,829	6.1

Cash and Due From Banks	200,339			184,071
Allowance for Loan Losses	(69,631)			(74,426)
Goodwill	83,552			100,565
Other Assets	208,244			191,189
Total Assets	$4,263,887			$3,835,238

Funding Sources:
Interest-Bearing Liabilities:
NOW Deposits	$22,638	24	0.4	$23,059	36	0.6
Regular Money Market Deposits	401,840	509	0.5	270,068	562	0.8
Bonus Money Market Deposits	701,266	893	0.5	621,290	1,276	0.8
Time Deposits	390,240	621	0.6	573,997	1,447	1.0
Short-Term Borrowings	9,083	69	3.0	9,090	69	3.0
Long-Term Debt	154,502	305	0.8	17,323	141	3.2
Trust Preferred Securities (2)	58,443	2,188	14.9	—	—	—
Total Interest-bearing Liabilities	1,738,012	4,609	1.1	1,514,827	3,531	0.9
Portion of Noninterest-bearing Funding Sources	2,103,371			1,919,012
Total Funding Sources	3,841,383	4,609	0.5	3,433,839	3,531	0.4

Noninterest-Bearing Funding Sources:
Demand Deposits	1,935,298			1,595,911
Other Liabilities	88,452			46,941
Trust Preferred Securities (2)	—			38,690
Minority Interest in Capital of Consolidated Affiliates	42,334			36,236
Stockholders’ Equity	459,791			602,633
Portion Used to Fund Interest-earning Assets	(2,103,371)			(1,919,012)
Total Liabilities, Minority Interest and Stockholders’ Equity	$4,263,887			$3,835,238

Net Interest Income and Margin		$48,735	5.0%		$49,298	5.7%

Total Deposits	$3,451,282			$3,084,325

(1)

Interest income on non-taxable investments is presented on a fully taxable-equivalent basis using the federal statutory income tax rate of 35% in 2003 and 2002.  The tax equivalent adjustments were $803 and $851 for the three months ended December 31, 2003 and 2002, respectively.

(2)

Adoption of FIN No. 46 and SFAS No. 150 in the later half of 2003 resulted in a change of classification of Trust Preferred Securities distribution expense from noninterest expense to interest expense. Additionally, the adoption of FIN No. 46, and SFAS No. 150 resulted in a change of classification of Trust Preferred Securities from noninterest bearing funding sources to interest-bearing liabilities. Prior to adoption of FIN No. 46 and SFAS No. 150, in accordance with accounting rules in effect at that time, the company recorded Trust Preferred Securities distribution expense as noninterest expense. On October 30, 2003, $50.0 million in cumulative 7.0% Trust Preferred Securities were issued through a newly formed special purpose trust, SVB Capital II.  The company received $51.5 million in proceeds from the issuance of 7.0% Junior Subordinated debentures to SVB Capital II. A portion of the net proceeds were used to redeem the existing $40.0 million of 8.25% Trust Preferred Securities.  Approximately $1.3 million of deferred issuance costs related to redemption of the $40.0 million 8.25% Trust Preferred Securities were included in interest expense in the fourth quarter of 2003.

SILICON VALLEY BANCSHARES AND SUBSIDIARIES

CREDIT QUALITY

(Dollars in thousands)	December 31, 2003	September 30, 2003	December 31, 2002
Nonperforming Loans:
Nonaccrual Loans	$12,350	$12,589	$20,411
Total Nonperforming Loans (1)	$12,350	$12,589	$20,411

Nonperforming Loans as a Percentage of Total Gross Loans	0.6%	0.7%	1.0%
Nonperforming Loans as a Percentage of Total Assets	0.3%	0.3%	0.5%

Allowance for Loan Losses	$64,500	$67,500	$70,500
As a Percentage of Total Gross Loans	3.2%	3.5%	3.4%
As a Percentage of Nonperforming Loans	522.3%	536.2%	345.4%

(1)	Nonperforming loans equaled nonperfoming assets for each respective period.